UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2013

NOHO, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-54746	27-2300669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8340 E. Raintree Dr., Unit D Scottsdale, Arizona	85260
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 944-6477

RealEstate Pathways, Inc.
2114 West Apache Trail
Apache Junction, Arizona 85120
(Former name, former address, if changed since last report)

Copies of Communications to:
Stoecklein Law Group, LLP
Columbia Center
401 West A Street
Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On January 4, 2013, NOHO, Inc. (the “Company”) entered into a Distributor Agreement (the “Agreement”) with Dolce Bevuto, LLC, a California limited liability company (“Dolce”). Pursuant to the Agreement, the Company will have a non-exclusive right to distribute a product named “NOHO” – The Hangover Defense™. The term of the Agreement is for one year and allows the Company to use the NOHO trademarks solely in connection advertising, distribution, marketing, and sale of the product throughout certain territories. Payment terms will be 30 days net with 2% trade discount if paid within 30 days. A copy of the Agreement is attached hereto as Exhibit 10.1.

Item 5.03                      Amendment Articles of Incorporation.

On January 9, 2013, the Company changed its name from RealEstate Pathways, Inc. to NOHO, Inc. The amendment occurred as a result of our stockholders approving the amendment at the 2012 Annual Meeting of Stockholders and a subsequent vote by the Board of Directors. A copy of the Articles of Amendment is attached hereto as Exhibit 3(i)(b).

Item 8.01                      Other Events

In conjunction with the name change, on January 9, 2013, the Company submitted a symbol change request with FINRA. The new symbol will be announced by FINRA on January 31, 2013.

Item 9.01                      Exhibits

Exhibit Number	Description
3(i)(b)	Articles Of Amendment – Dated January 9, 2013
10.1	Distributor Amendment – Dated January 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NOHO, INC.

By: /S/ John Grdina
John Grdina, President

Date:  January 17, 2013